Exhibit 10.16

ANACOR PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is entered into by and between Anacor Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Geoffrey M. Parker ("Consultant").

        1.    Consulting Relationship.    During the term of this Agreement, Consultant will provide consulting services (the "Services") to the Company as described on Exhibit A attached to this Agreement. Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant's best efforts to perform the Services such that the results are satisfactory to the Company. Consultant shall devote at least 10 hours per week to performance of the Services.

        2.    Fees.    As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement at the times specified therein.

        3.    Expenses.    Consultant shall not be authorized to incur on behalf of the Company any expenses, except as expressly specified in Exhibit B, without the prior consent of the Company's Chief Executive Officer, which consent shall be evidenced in writing for any expenses in excess of $100.00. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.

        4.    Term and Termination.    Consultant shall serve as a consultant to the Company for a period commencing on December 8, 2009 and terminating on March 31, 2010; provided, however, that the Consulting Relationship shall terminate prior to such date if (a) Consultant completes the provision of the Services to the Company under this Agreement, or (b) Consultant shall have been paid the maximum amount of consulting fees as provided in Exhibit B. Notwithstanding the foregoing, either party may terminate this Agreement at any time upon ten (10) days' written notice. In the event of such early termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

        5.    Independent Contractor.    Consultant's relationship with the Company will be that of an independent contractor and not that of an employee.

          (a)    Method of Provision of Services.    Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant's own expense, employ or engage the service of such employees or subcontractors as Consultant deems necessary to perform the Services required by this Agreement (the "Assistants"). Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit C (the "Confidentiality Agreement").

          (b)    No Authority to Bind Company.    Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

          (c)    No Benefits.    Consultant acknowledges and agrees that Consultant (or Consultant's employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant's employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement,

  Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

          (d)    Withholding; Indemnification.    Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant's self-employment, sole proprietorship or other form of business organization, and Consultant's partners, agents and employees, including state worker's compensation insurance coverage requirements and any US immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or Consultant's partners, agents or its employees.

        6.    Supervision of Consultant's Services.    All of the Services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company's Chief Executive Officer. Consultant will be required to report to the Chief Executive Officer concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Executive Officer.

        7.    Consulting or Other Services for Competitors.    Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which would be competitive with the Company's products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit D attached hereto). If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately.

        8.    Confidentiality Agreement.    Consultant shall sign, or has signed, a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit C (the "Confidentiality Agreement"), on or before the date hereof. In the event that Consultant is an entity or otherwise will be causing individuals in its employ or under its supervision to participate in the rendering of the Services, Consultant warrants that it shall cause each of such individuals to execute a Confidentiality Agreement in the form attached as Exhibit C.

        9.    Conflicts with this Agreement.    Consultant represents and warrants that neither Consultant nor any of Consultant's partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant's obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

        10.    Miscellaneous.

          (a)    Amendments and Waivers.    Any term of this Agreement may be amended or waived only with the written consent of the parties.

          (b)    Sole Agreement.    This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (c)    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (d)    Choice of Law.    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (e)    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f)    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (g)    Arbitration.    Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in California, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 10(g) shall not apply to the Confidentiality Agreement.

          (h)    Advice of Counsel.    EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

        The parties have executed this Consulting Agreement on the respective dates set forth below.

ANACOR PHARMACEUTICALS, INC.
By:	/s/ Lucy O. Day
Title:	VP Finance
Address:	1020 E. Meadow Circle Palo Alto, CA 94303
Date:	12/8/09
GEOFFREY M. PARKER
/s/ Geoffery M. Parker Signature
Date:12/8/09

AMENDMENT
TO
ANACOR PHARMACEUTICALS, INC.
CONSULTING AGREEMENT

        This Amendment, effective April 9, 2010 (the "Effective Date"), is to Consulting Agreement commencing December 8, 2009, and any subsequent Amendments (the "Agreement") between Anacor Pharmaceuticals, Inc. ("Company") and Geoffrey M. Parker ("Consultant"), together, the Parties.

        Pursuant to this Amendment, the Parties agree as follows:

  1.
  The term of the Agreement, as defined in Section 4, shall be modified to extend from April 9, 2010 to July 9, 2010.

  2.
  Consultant shall devote at least 20 hours per week, or 50% effort, to performance of the Services.

  3.
  In lieu of any cash payments and in full satisfaction fo the consulting services performed from December 8, 2009 to April 8, 2010, Consultant shall be granted, subject to approval by the Company's Board of Directors, a nonstatutory stock option to purchase 40,000 shares of the Company's common stock, with an exercise price per share equal to the fair market value at the time of grant. Such shares shall be fully vested, as provided in the Agreement and as specified in the Stock Option Agreement between the Company and Consultant.

  4.
  For services during the term stated in Section 1 above and subject to approval by the Company's Board of Directors, the Company will grant an additional nonstatutory stock option to purchase 100,000 shares of the Company's common stock, with an exercise price per share equal to the fair market value at the time of grant. Such shares will vest at the rate of 1/3rd of the total number of shares on each monthly anniversary of the vesting commencement date, based upon the Consultant's continued service to the Company, as provided in the Agreement and as specified in the Stock Option Agreement between the Company and Consultant. Consultant shall receive no cash compensation for his Services.

  5.
  All other terms and conditions set forth in the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the Parties have signed this Amendment as of the Effective Date.

ANACOR PHARMACEUTICALS, INC.		GEOFFREY M. PARKER
By:	/s/ Lucy o. Day	By:	/s/ Geoffrey M. Parker
Name:	Lucy O. Day	Name:	Geoffrey M. Parker
Title:	VP Finance	Title:	Consultant
Date:	April 9, 2010	Date:	April 9, 2010

AMENDMENT 2
TO
ANACOR PHARMACEUTICALS, INC.
CONSULTING AGREEMENT

        This Amendment, effective July 10, 2010 (the "Effective Date"), is to Consulting Agreement commencing December 8, 2009, and any subsequent Amendments (the "Agreement") between Anacor Pharmaceuticals, Inc. ("Company") and Geoffrey M. Parker ("Consultant"), together, the Parties.

        Pursuant to this Amendment, the Parties agree as follows:

  6.
  The term of the Agreement, as defined in Section 4, shall be modified to extend from July 10, 2010 to September 10, 2010.

  7.
  Consultant shall devote at least 40 hours per week, or 100% effort, to performance of the Services.

  8.
  In lieu of any cash payments and in full satisfaction for the consulting services performed from July 10, 2010 to September 10, 2010, Consultant shall be granted, subject to approval by the Company's Board of Directors, a nonstatutory stock option to purchase 135,000 shares of the Company's common stock, with an exercise price per share equal to the fair market value at the time of grant. Such shares will vest at the rate of 1/2 of the total number of shares on each monthly anniversary of the vesting commencement date, based upon the Consultant's continued service to the Company, as provided in the Agreement and as specified in the Stock Option Agreement between the Company and Consultant. Consultant shall receive no cash compensation for his Services.

  9.
  All other terms and conditions set forth in the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the Parties have signed this Amendment as of the Effective Date.

ANACOR PHARMACEUTICALS, INC.		GEOFFREY M. PARKER
By:	/s/ Lucy O. Day	By:	/s/ Geoffrey M. Parker
Name:	Lucy O. Day	Name:	Geoffrey M. Parker
Title:	VP Finance	Title:	Consultant
Date:	July 10, 2010	Date:	July 10, 2010

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Description of Services

        1.     Financing and business development consultation, as determined by the Company's CEO.

EXHIBIT B

COMPENSATION

        For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $10,000 per month, payable within 30 days receipt of a monthly invoice from Consultant. Unless otherwise agreed upon in writing by Company, Company's maximum liability for all Services performed during the term of this Agreement shall not exceed $40,000.

EXHIBIT C

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

EXHIBIT D

LIST OF COMPANIES
EXCLUDED UNDER SECTION 7

                No conflicts

                 Additional Sheets Attached

Signature of Consultant:

Print Name of Consultant: Geoffrey M. Parker

Date: